EXHIBIT 99.1

Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Briana Kelly (212) 687-8080

URS CORPORATION REPORTS SECOND QUARTER 2011 RESULTS

Net Income Up 8% and EPS Increases 13% from Second Quarter of 2010

Recovery of Industrial & Commercial Business Contributes to Growth

Company Reaffirms Fiscal 2011 Guidance

SAN FRANCISCO, CA – August 9, 2011 – URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2011, which ended on July 1, 2011.  Revenues for the quarter were $2.36 billion, compared with $2.25 billion recorded during the second quarter of 2010.  Operating income for the quarter was $150.6 million, compared with $134.6 million reported in the year-ago period. Net income was $66.8 million compared with $61.9 million reported in the second quarter of 2010.  Diluted earnings per share (“EPS”) were $0.86, a 13.2% increase from diluted EPS of $0.76 in the second quarter of last year.

The Company’s backlog was $16.1 billion at the end of the second quarter of 2011, compared to $16.6 billion as of December 31, 2010, the last day of the Company’s 2010 fiscal year.  The Company ended the quarter with a book of business of $28.7 billion, compared with $29.1 billion at the end of fiscal 2010.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “URS performed well in the second quarter. We continued to benefit from our strategy to build a diversified business which, today, serves four key market sectors.  Revenues from our industrial and commercial business, which includes the mining, oil and gas, and industrial and manufacturing industries, grew significantly.  Our federal sector revenues

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also increased, reflecting continued demand for our specialized engineering and technical services. Infrastructure revenues were stable. Although power sector revenues declined, we are particularly encouraged by recent engineering/procurement/construction awards for emissions control projects and the increased pace of bidding activity.”

Mr. Koffel continued:  “Despite the current volatility in the financial markets, we are seeing increased procurement activity in our power and industrial and commercial markets, and remain confident in the long-term growth prospects in the federal and infrastructure sectors.  In addition, our acquisition of Apptis Holdings, Inc., a leading provider of complex information technology services to the federal government, gives us access to the growing federal IT market. Based on our performance over the first half of the year, and the outlook for our market sectors, we remain confident in our ability to achieve our financial objectives for 2011.”

Revenues for the first six months of 2011 were $4.68 billion, compared with $4.46 billion recorded during the first six months of 2010.  Operating income for the first six months of 2011 was $282.6 million, compared with $259.8 million reported in the year-ago period. Net income for the first six months of 2011 was $128.9 million, compared with $157.5 million reported in the first six months of 2010.  Diluted EPS for the first six months of 2011 were $1.65, compared with $1.93 reported in the first six months of last year.

Financial results for the first six months of 2010 included a reduction in the Company’s effective income tax rate, resulting from the Company’s decision to reinvest all of the earnings of its international operations indefinitely, as part of its strategy to expand its business globally.  This reduction in income tax expense resulted in a $42.1 million increase in net income attributable to URS.  Excluding this reduction in income tax expense, net income for the first six months of 2010 would have been $115.4 million and diluted EPS would have been $1.41.  A table reconciling net income and diluted EPS for the first six months of 2010, excluding the impact of the reduction in effective income tax rate, to GAAP net income and EPS is attached to this release.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three segments:  Infrastructure & Environment, Federal Services, and Energy & Construction.  The Infrastructure & Environment segment provides program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment provides program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology, and decommissioning and closure services, primarily to federal government agencies.  The Energy & Construction segment provides program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.

Infrastructure & Environment.  For the second quarter of 2011, the Infrastructure & Environment segment reported revenues of $929.5 million and operating income of $54.3 million, compared to revenues of $751.1 million and operating income of $54.6 million for the corresponding period in 2010.  The Infrastructure & Environment segment results for the second quarter of 2011 included $115.0 million in revenues generated by Scott Wilson Group plc, which URS acquired in September 2010.

Federal Services.  For the second quarter of 2011, the Federal Services segment reported revenues of $668.6 million and operating income of $45.8 million, compared to revenues of $652.0 million and operating income of $37.6 million for the corresponding period in 2010.  The Federal Services segment results for the second quarter of 2011 included $27.6 million in revenues generated by Apptis Holdings, Inc., which URS acquired in June 2011.

Energy & Construction.  For the second quarter of 2011, the Energy & Construction segment reported revenues of $810.5 million and operating income of $69.5 million, compared to revenues of $859.7 million and operating income of $55.7 million for the corresponding period in 2010.

Outlook for the Remainder of Fiscal 2011

URS reaffirmed its expectation that fiscal 2011 revenues will be between $9.8 billion and $10.0 billion and that diluted EPS will be in the range of $3.60 to $3.70.

Webcast Information

URS will host a dial-in conference call on Tuesday, August 9, 2011 at 5:00 p.m. (ET) to discuss its second quarter fiscal 2011 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 48,000 employees in a network of offices in more than 40 countries (www.urs.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future business projects, future net income and earnings per share, future backlog and book of business, and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in the economy or client spending; changes in our book of business; our compliance with government contract procurement regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; impairment of our goodwill; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended July 1, 2011, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

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URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	July 1, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$433.8	$573.8
Accounts receivable, including retentions of $65.2 and $69.1, respectively	1,018.0	1,102.8
Costs and accrued earnings in excess of billings on contracts	1,250.8	1,157.1
Less receivable allowances	(40.5)	(42.8)
Net accounts receivable	2,228.3	2,217.1
Deferred tax assets	70.6	83.3
Other current assets	171.3	134.8
Total current assets	2,904.0	3,009.0
Investments in and advances to unconsolidated joint ventures	116.6	65.5
Property and equipment at cost, net	270.8	266.1
Intangible assets, net	557.1	514.1
Goodwill	3,599.8	3,393.2
Other assets	157.5	103.5
Total assets	$7,605.8	$7,351.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$361.8	$60.5
Accounts payable and subcontractors payable, including retentions of $38.4 and $46.5, respectively	702.6	673.9
Accrued salaries and employee benefits	498.2	441.6
Billings in excess of costs and accrued earnings on contracts	319.0	275.8
Other current liabilities	229.4	213.3
Total current liabilities	2,111.0	1,665.1
Long-term debt	395.9	641.3
Deferred tax liabilities	346.0	326.9
Self-insurance reserves	104.5	105.9
Pension and post-retirement benefit obligations	213.3	230.8
Other long-term liabilities	180.2	180.4
Total liabilities	3,350.9	3,150.4
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 87.7 and 86.9 shares issued, respectively; and 79.7 and 81.9 shares outstanding, respectively	0.9	0.9
Treasury stock, 8.0 and 5.0 shares at cost, respectively	(348.8)	(212.1)
Additional paid-in capital	2,939.3	2,924.3
Accumulated other comprehensive loss	(17.0)	(36.9)
Retained earnings	1,569.9	1,441.0
Total URS stockholders’ equity	4,144.3	4,117.2
Noncontrolling interests	110.6	83.8
Total stockholders’ equity	4,254.9	4,201.0
Total liabilities and stockholders’ equity	$7,605.8	$7,351.4

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010
Revenues	$2,360.3	$2,249.4	$4,680.1	$4,456.9
Cost of revenues	(2,228.3)	(2,121.7)	(4,431.1)	(4,208.5)
General and administrative expenses	(19.0)	(13.3)	(41.4)	(33.4)
Acquisition-related expenses	(1.0)	(4.1)	(1.0)	(4.1)
Equity in income of unconsolidated joint ventures	38.6	24.3	76.0	48.9
Operating income	150.6	134.6	282.6	259.8
Interest expense	(5.1)	(5.1)	(10.2)	(14.4)
Income before income taxes	145.5	129.5	272.4	245.4
Income tax expense	(54.9)	(50.3)	(98.9)	(52.5)
Net income including noncontrolling interests	90.6	79.2	173.5	192.9
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(23.8)	(17.3)	(44.6)	(35.4)
Net income attributable to URS	$66.8	$61.9	$128.9	$157.5

Earnings per share:
Basic	$0.87	$0.76	$1.66	$1.94
Diluted	$0.86	$0.76	$1.65	$1.93
Weighted-average shares outstanding:
Basic	77.2	81.2	77.8	81.3
Diluted	77.7	81.5	78.2	81.7

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income including noncontrolling interests	$90.6	$79.2	$173.5	$192.9
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20.6	19.9	40.8	39.7
Amortization of intangible assets	15.2	11.1	28.2	22.2
Amortization of debt issuance costs	1.6	1.9	3.2	5.0
Normal profit	2.4	—	3.4	—
Provision for doubtful accounts	5.3	1.2	6.6	1.9
Deferred income taxes	(0.8)	21.5	24.8	28.3
Stock-based compensation	10.4	10.4	22.4	20.8
Excess tax benefits from stock-based compensation	(0.1)	(0.4)	(0.8)	(3.3)
Equity in income of unconsolidated joint ventures	(38.6)	(24.2)	(76.0)	(48.9)
Dividends received from unconsolidated joint ventures	29.5	17.7	41.4	35.0
Changes in operating assets, liabilities and other, net of effects of consolidation and/or deconsolidation of joint ventures and business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	24.4	156.3	23.3	9.2
Other current assets	(9.2)	(26.5)	(13.2)	(19.2)
Advances to unconsolidated joint ventures	5.5	3.1	(3.8)	(1.5)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(31.2)	(78.0)	(30.0)	(131.0)
Billings in excess of costs and accrued earnings on contracts	15.9	(0.9)	19.2	(31.3)
Other long-term liabilities	9.6	(0.3)	(2.2)	7.9
Other assets	0.9	(5.9)	2.1	(7.6)
Total adjustments and changes	61.4	106.9	89.4	(72.8)
Net cash from operating activities	152.0	186.1	262.9	120.1
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired, and for exercised shares in connection with a prior business acquisition	(275.9)	—	(278.8)	—
Changes in cash related to consolidation and/or deconsolidation of joint ventures	—	—	—	20.7
Proceeds from disposal of property and equipment	0.7	2.4	2.2	3.4
Investments in unconsolidated joint ventures	(4.8)	(2.0)	(12.0)	(4.5)
Changes in restricted cash	—	—	(0.3)	(0.2)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(20.3)	(11.4)	(31.3)	(18.8)
Maturity of short-term investment	—	0.2	—	30.2
Net cash from investing activities	(300.3)	(10.8)	(320.2)	30.8

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010
Cash flows from financing activities:
Borrowing from revolving line of credit	100.0	—	100.0	—
Payments on revolving line of credit and long-term debt	(52.3)	(2.5)	(54.4)	(5.1)
Net borrowings (payments) under lines of credit and short-term notes	13.3	(0.3)	5.8	(0.6)
Net change in overdrafts	50.9	1.1	32.3	(3.5)
Payments on capital lease obligations	(2.0)	(1.7)	(4.1)	(3.4)
Excess tax benefits from stock-based compensation	0.1	0.4	0.8	3.3
Proceeds from employee stock purchases and exercises of stock options	4.6	5.2	6.1	6.3
Distributions to noncontrolling interests	(23.0)	(27.8)	(38.6)	(40.0)
Contributions and advances from noncontrolling interests	2.9	1.0	6.1	9.0
Repurchases of common stock	—	—	(136.7)	(48.4)
Net cash from financing activities	94.5	(24.6)	(82.7)	(82.4)
Net change in cash and cash equivalents	(53.8)	150.7	(140.0)	68.5
Cash and cash equivalents at beginning of period	487.6	638.4	573.8	720.6
Cash and cash equivalents at end of period	$433.8	$789.1	$433.8	$789.1

Supplemental information:
Interest paid	$3.7	$5.8	$7.8	$12.2
Taxes paid	$35.4	$3.8	$92.6	$6.6

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$2.7	$1.6	$5.1	$3.4
Purchase of equity securities unsettled as of July 2, 2010	$—	$42.5	$—	$42.5

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE NET INCOME TAX BENEFIT

Net income and diluted EPS excluding the impact of the reduction in the Company’s effective income tax rate are not computed in accordance with generally accepted accounting principles (“GAAP”).  We present these amounts to demonstrate the impact of the reduction.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of the reduction in the effective income tax rate should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and diluted EPS, before the impact of the reduction in the effective income tax rate, to GAAP net income and diluted EPS for the six months ended July 2, 2010.

	Six Months Ended July 2, 2010
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the reduction in the effective income tax rate	$115.4	$1.41
Impact on net income of the reduction in the effective income tax rate	42.1	.52
Net income	$157.5	$1.93

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URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	Infrastructure		Energy
	&	Federal	&
(In billions)	Environment	Services	Construction	Total
As of July 1, 2011
Backlog	$3.4	$5.4	$7.3	$16.1
Option years	0.3	2.8	2.0	5.1
Indefinite delivery contracts	2.9	3.4	1.2	7.5
Total book of business	$6.6	$11.6	$10.5	$28.7

As of December 31, 2010
Backlog	$3.3	$6.0	$7.3	$16.6
Option years	0.4	2.3	2.1	4.8
Indefinite delivery contracts	3.4	3.2	1.1	7.7
Total book of business	$7.1	$11.5	$10.5	$29.1

	July 1,	December 31,
(In billions)	2011	2010
Backlog by market sector:
Power	$1.3	$1.4
Infrastructure	3.0	2.6
Industrial and commercial	1.6	1.3
Federal	10.2	11.3
Total backlog	$16.1	$16.6

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended		Six Months Ended
(In millions)	July 1,	July 2,	July 1,	July 2,
	2011	2010	2011	2010
Revenues
Infrastructure & Environment (1)	$929.5	$751.1	$1,839.4	$1,526.2
Federal Services (2)	668.6	652.0	1,249.8	1,289.6
Energy & Construction	810.5	859.7	1,676.8	1,667.7
Inter-segment, eliminations and other	(48.3)	(13.4)	(85.9)	(26.6)
Total revenues	$2,360.3	$2,249.4	$4,680.1	$4,456.9
Operating income
Infrastructure & Environment (1)	$54.3	$54.6	$109.9	$105.9
Federal Services (2)	45.8	37.6	81.6	73.4
Energy & Construction	69.5	55.7	132.5	113.9
General and administrative expenses	(19.0)	(13.3)	(41.4)	(33.4)
Total operating income	$150.6	$134.6	$282.6	$259.8

(1)
The operating results of Scott Wilson were included in the three and six months ended July 1, 2011, but not in the corresponding periods ended July 2, 2010, as we completed the acquisition in September 2010.

(2)	The operating results of Apptis were included in the three and six months ended July 1, 2011, but not in the corresponding periods ended July 2, 2010, as we completed the acquisition in June 2011.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT AND MARKET SECTOR

Three months ended July 1, 2011 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$48.4	$396.1	$150.2	$316.9	$911.6
Federal Services (2)	—	—	668.4	—	668.4
Energy & Construction	207.9	82.5	341.3	148.6	780.3
Total	$256.3	$478.6	$1,159.9	$465.5	$2,360.3

Six months ended July 1, 2011 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$101.2	$790.2	$310.3	$607.5	$1,809.2
Federal Services (2)	—	—	1,249.3	—	1,249.3
Energy & Construction	455.4	188.5	664.8	312.9	1,621.6
Total	$556.6	$978.7	$2,224.4	$920.4	$4,680.1

Three months ended July 2, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$36.6	$333.7	$160.0	$212.4	$742.7
Federal Services (2)	—	—	651.8	—	651.8
Energy & Construction	241.9	147.2	296.1	169.7	854.9
Total	$278.5	$480.9	$1,107.9	$382.1	$2,249.4

Six months ended July 2, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$68.3	$690.9	$335.0	$415.3	$1,509.5
Federal Services (2)	—	—	1,288.5	—	1,288.5
Energy & Construction	500.3	261.2	556.9	340.5	1,658.9
Total	$568.6	$952.1	$2,180.4	$755.8	$4,456.9

(1)
The operating results of Scott Wilson were included in the three and six months ended July 1, 2011, but not in the corresponding periods ended July 2, 2010 as we completed the acquisition in September 2010.

(2)	The operating results of Apptis were included in the three and six months ended July 1, 2011, but not in the corresponding periods ended July 2, 2010 as we completed the acquisition in June 2011.